SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

BlackRock California Municipal Income Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Ravi Bhasin

Ilya Gurevich

Emmanuel Werthenschlag

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

BlackRock California Municipal Income Trust (BFZ)
BlackRock ESG Capital Allocation Trust (ECAT)
BlackRock Innovation & Growth Trust (BIGZ)

A PRESENTATION TO
INSTITUTIONAL SHAREHOLDER SERVICES INC.

June 14, 2023

Saba | Capital

Direct Quotes from BlackRock Investment Stewardship Guidelines

"An effective and well-functioning board is critical to the economic success of the company and the protection of shareholders' interests, including the establishment of appropriate governance structures that facilitate oversight of management and the company's strategic initiatives. As part of their responsibilities, board members owe fiduciary duties to shareholders in overseeing the strategic direction, operations, and risk management of the company. For this reason, **BIS sees engagement with and the election of directors as one of our most critical responsibilities."**

"A board should be engaged and responsive to the company's shareholders, including **acknowledging voting outcomes for director elections"**

"In our view, shareholders should be entitled to voting rights **in proportion to their economic interests"**

"Where companies are unwilling to voluntarily implement **"one share, one vote"** within a specified timeframe, or are unresponsive to shareholder feedback for change over time, we generally support shareholder proposals to recapitalize stock into a single voting class."

"Shareholders should **have the right to vote on key corporate governance matters**, including changes to governance mechanisms and amendments to the charter/articles/bylaws"

"Where we determine that a board has not acted in the best interests of the company's shareholders, **or takes action to unreasonably limit shareholder rights**, we may **vote against the appropriate committees and/or individual directors**."

April 27, 2023

BY ELECTRONIC MAIL

SABA CAPITAL MASTER FUND, LTD.
c/o Saba Capital Management, L.P.
405 Lexington Avenue, 58th Floor
New York, New York 10174
Attention: Michael D'Angelo

Dear Mr. D'Angelo:

I write on behalf of BlackRock Innovation and Growth Term Trust (the "Fund") in response to the letter (the "Demand Letter") dated April 20, 2023, from SABA CAPITAL MASTER FUND, LTD. (the "Record Holder") to the Fund, requesting, pursuant to Article X, Section 10.7 of the Agreement and Declaration of Trust of the Fund (the "Declaration of Trust") the opportunity, for itself and for its attorneys, representatives and agents, to inspect certain books, records and documents of the Fund.

Article X, Section 10.7 of the Declaration of Trust provides that "[n]o shareholder shall have any right to inspect any account, book or document of the [Fund] that is not publicly available, except as conferred by the Board of Trustees." The Fund's Board of Trustees has not conferred any such right to the Record Holder.

AMENDMENT OF BYLAWS

Section 1. Amendment and Repeal of Bylaws.

The Directors shall have the exclusive authority to adopt and from time to time amend or repeal these Bylaws for the conduct of the business of the Fund. Except as may be required by applicable binding law or the Charter, action by the Directors with respect to these Bylaws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt Bylaws which are in conflict with the Charter, and any inconsistency shall be construed in favor of the related provisions in the Charter.

28

Section 2.2 Term and Election.

If there are three or more Trustees, then the Board of Trustees shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board of Trustees. Within the limits above specified, the number of the Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of the first class shall expire on the date of the first annual meeting of Shareholders following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the second class shall expire on the date of the second annual meeting of Shareholders following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the third class shall expire on the date of the third annual meeting of Shareholders following the effective date of the initial Registration Statement relating to the Shares under the Securities Act of 1933, as amended. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of Shareholders following such expiration to succeed the Trustees whose terms of office expire. The initial Trustee shall be John M. Perlowski, and thereafter the Trustees shall be elected at an annual meeting of the Shareholders and, except as provided in Section 2.3 of this Article, each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Trustee shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office, or removal, of a Trustee.

(b) Subject to any provision of applicable binding law, the Charter, these Bylaws or a resolution of the Directors specifying a greater or a lesser vote requirement for the transaction of any item of business that properly comes before any meeting of shareholders (i) with respect to the election of Directors, other than a Contested Election, the affirmative vote of a plurality of the Shares represented in person or by proxy at any meeting at which a quorum is present shall be the act of the shareholders with respect to such matter, (ii) with respect to a Contested Election, the affirmative vote of a majority of the Shares outstanding and entitled to vote with respect to such matter at such meeting shall be the act of the shareholders with respect to such matter, (iii) for all other items of business, the affirmative vote of a majority of the Shares represented in person or by proxy at any meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders with respect to such matter(s), and (iv) where a separate vote of one or more classes or series of Shares is required on any matter, the affirmative vote of a plurality of Shares of such class or series of Shares represented in person or by proxy at any meeting at which a quorum is present, a majority of the Shares of such class or series of Shares represented in person or by proxy at any meeting in which a quorum is present, or a majority of the Shares of such class or series of Shares outstanding and entitled to vote , as required by the preceding clauses of this paragraph, shall be the act of the shareholders of such class or series with respect to such matter.

83 Del. Laws, c. 381, § 19; : This subchapter does not apply to the voting rights of beneficial interests if the acquisition of the beneficial interests specifically, generally, or generally by types, as to specifically-identified or unidentified existing or future beneficial owners or their affiliates or associates, or as to any series or classes of beneficial interests, has been approved or exempted by a provision contained in the governing instrument or by action of the trustees

"The votes of beneficial interests in the Fund at the Fund's upcoming meeting will be tallied in accordance with applicable law, including the DSTA. " –BlackRock Fund Counsel 5/3/2023

Vote Stripping, pt. 2

The Trust's Agreement and Declaration of Trust provides that it is subject to the Maryland Control Share Acquisition Act (the "Control Share Act") to the same extent as if it were a Maryland corporation registered under the 1940 Act as a closed-end investment company. Accordingly, under such provision, any holder of "control shares" (as defined in the Control Share Act) as of the Record Date will not be entitled to vote those control shares at the meeting unless approved by shareholders in accordance with the Control Share Act. – BlackRock Definitive Proxy

"Saba has the better argument on Section 18(i)'s requirement that all stock be 'voting stock'," wrote Judge Paul Oetken in a rare summary judgment order on Thursday. "Section 18(i)'s requirements that every stock be voting and have equal voting rights are clear and unambiguous," he wrote.

In opposing the motion, the EV Parties argue that the Control Share Amendment merely restricts *shareholders*, not *shares*, and therefore does not run afoul of Section 18 (i). The Court disagrees that this is an accurate reading of federal law. [12] As the New York decision cited above held:

> To be sure, Section 18 (i) requires that "every share of stock" be voting stock, as opposed to requiring that every shareholder be able to vote. But this is a meaningless distinction. What makes a stock "voting" hinges on the ability of its holder to presently vote the stock, instead of a quality or status of the stock separate from its holder. Depriving a control shareholder of her ability to vote her stock, even temporarily, necessarily means that her stock cannot be considered a "voting security" as the ICA defines the term. See 15 U.S.C. § 80a-2 (a) (42) [defining "voting security" as "any security presently entitling the owner or holder thereof to vote for the election of directors of a company."] … Under the ICA, stock must presently entitle its holder—non-control shareholder and control shareholder alike—to vote.

Trust Summary as of December 31, 2022 (continued)

BlackRock Innovation and Growth Trust (BIGZ)

Performance

Returns for the period ended December 31, 2022 were as follows:

	Average Annual Total Returns	
	1 Year	*Since Inception*[a]
Trust at NAV[b][c]	(41.14)%	(31.66)%
Trust at Market Price[b][c]	(47.74)	(41.01)
MSCI USA SMID Growth Call Overwrite Index [d]	(23.61)	N/A
Russell 2500™ Growth Index	(26.21)	(13.06)

[a] BIGZ commenced operations on March 29, 2021.

[b] All returns reflect reinvestment of dividends and/or distributions at actual reinvestment prices.

[c] The Trust's discount to NAV widened during the period, which accounts for the difference between performance based on market price and performance based on NAV.

[d] A custom benchmark that is made up of the MSCI USA SMID Growth Index, MSCI USA SMID Growth 25% Call Overwrite Cash and MSCI USA SMID Growth 25% Call Overwrite Option. The MSCI USA SMID Growth Index captures mid and small cap representations of securities exhibiting overall growth style characteristics in the U.S.

BIGZ Performance vs. Benchmark, pt2.

Saba | Capital

BIGZ US Equity | Settings | Comparative Returns

Range 03/26/2021 - 06/12/2023 Period Daily No. of Period 808 Day(s) Table

	Security	Currency	Price Change	Total Return	Difference	Annual Eq
1)	BIGZ US Equity	USD	-60.30%	-51.77%	-36.35%	-28.06%
2)	R2500G Index	USD	-16.58%	-15.42%	--	-7.28%
3)						
4)						
5)						
6)						



1M 3M 6M YTD 1Y 2Y 3Y 5Y 10Y
Track Annotate Zoom
BlackRock Innovation and Growth Term Trust
Russell 2500 Growth Index
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10
0
-10
-20
-30
-40
-50
-60
Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr May Jun
2021
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Richard Thiemann has been an active private investor and trader since 2019. Mr. Thiemann previously worked at Flow Traders, a publicly traded international market making firm focused on providing liquidity in ETFs. From 2014 to 2015, he worked as a Trading Support Engineer for North American markets while located in the New York City office, and from 2015 until 2019 he worked as a Trading Systems Engineer supporting APAC markets, located in Singapore. Prior to his role at Flow Traders, Mr. Thiemann served as a Unix Systems Administrator at Major League Baseball Advanced Media (MLB.com), a sports internet and media platform, from 2013 until 2014. He also served as a systems administrator and datacenter technician from 2012-2013 for New York Internet Company, a provider of datacenter and co-location services in lower Manhattan.

Ilya Gurevich has served as Principal and Retirement Planner of Northeast Retirement Planning, a retirement planning firm, since 2012. Previously, Mr. Gurevich served as Principal and Trader at Dreadnought Trading, an equity derivatives trading firm, from 2007 until 2012. From 1996 to 2007, Mr. Gurevich served as an equity derivatives trader at various companies.

Mr. Gurevich became a Chess Grandmaster in 1993. In 1990, as an 18-year old, he won the World Junior Chess Championship.

Ravi Bhasin has been a private investor since 2019. Mr. Bhasin previously served as Senior Product Manager of Uber Money Financial Products at Uber Technologies, Inc. (NYSE: UBER), a multinational transportation technology platform, in 2019. Prior to this, Mr. Bhasin served as a Senior Product Manager of Buyer Fraud Risk at Amazon.com, Inc. (NASDAQ: AMZN), an international online retailer and web service provider, from 2016 to 2018. From 2002 to 2014, Mr. Bhasin worked at American Express Company (NYSE: AXP), a multinational payment and financing services provider, in various capacities, including as a Senior Manager of International Lending Product Management and Delta SkyMiles Small Business Credit Card Portfolio and a Manger of External Direct Mail Acquisitions Marketing. Prior to American Express, Mr. Bhasin served as a Lead Strategist of Strategic Planning Group at Blast Radius, Inc., an advertising agency, from 2000 to 2002. From 1998 until 2000, Mr. Bhasin served as an Assistant Economist at the Federal Reserve Bank of New York. Mr. Bhasin also served as an Analyst and Consultant at Accenture plc (NYSE: ACN), a management and technology consulting services provider, from 1995 until 1998.

Emmanuel Werthenschlag has served as the Founder, Managing Partner and Art Director of House on Fire, LLC, a consulting and graphic design company, since 2012. Mr. Werthenschlag served as the Director of Marketing and Communication at The Klein Group, LLC, a retail real estate investment company, from 2012 to 2021, as Development Manager Art Director and Partner at Agewize, LLC, an app/website that helps build a mobile circle of caregivers from 2012 to 2015, and as an Art Director at Worth&Chlag and MaisonMère, consulting, motion graphics and graphic design companies based in NY, Paris and Miami, from 2010 to 2013. Prior to this position, Mr. Werthenschlag served as the Chief Executive Officer of VingthuitA, web/app development and design in France, from 2005 to 2010. Prior to this, he served as the Managing Partner and Art Director of Estrella, a French graphic design company, from 2003 to 2006. In addition, from 2005 to 2016, Mr. Werthenschlag served as an art director, creative and development consultant to various companies, including HQ – Creative and Pirovision.

For the past several years, Mr. Werthenschlag has primarily focused on his career as an abstract painter. Based in New York City, Mr. Werthenschlag has exhibited his work in the United States, Europe and Asia. Alongside his Fine Arts career Mr. Werthenschlag still consults on specific projects as a creative director or manages teams of developers for agencies, companies and startups.